UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 17, 2007
PATRICK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3922	35-1057796

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2007, Patrick Industries, Inc., an Indiana corporation (the “Company”), entered into a Standby Purchase Agreement (the “Standby Agreement”) with Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively “Tontine” or “Standby Purchasers”) under which Tontine agreed to certain standby commitments with regard to the Company’s planned $13.5 million rights offering to its shareholders (the “Rights Offering”). In connection with the Rights Offering, the Company intends to grant each of its shareholders one right to purchase 0.2 of a share of common stock, for each share of the Company’s common stock they own, at a purchase price of $11.25 per share.

Under the Standby Agreement, Tontine has agreed to purchase any shares that are unsubscribed for at the close of the Rights Offering. The price per share paid by Tontine for such common stock will be equal to the $11.25 subscription price offered in the Rights Offering. The Company also plans to offer certain management employees the opportunity to purchase up to 130,000 shares of common stock (the “Management Share Purchase”) at the same price of $11.25 per share. Completion of the Rights Offering, the Management Share Purchase, and the sale of shares to Tontine as the Standby Purchasers will be subject to shareholder approval, which will be sought at a special meeting of the Company’s shareholders that is currently set for October 25, 2007 (the date is subject to change). The Rights Offering will not commence until the Company files a registration statement covering it with the Securities and Exchange Commission which is declared effective.

Tontine currently owns 38.2% of the Company’s common stock. In connection with the Adorn acquisition in May 2007, the Company entered into a private placement with Tontine, whereby Tontine purchased 980,000 shares of its common stock at $11.25 per share for a total purchase price of $11,025,000, and provided interim subordinated debt financing of $13,975,000 in exchange for 9.5% Senior Subordinated Promissory Notes. In connection with the private placement, the Company entered into a Securities Purchase Agreement in which it granted Tontine the right to appoint (i) one nominee to its Board of Directors so long as it holds between 7.5% and 14.9% of the common stock then outstanding, and (ii) two nominees to its Board of Directors so long as it holds at least 15.0% of the common stock then outstanding. As of the date hereof, there are no appointed or elected Tontine representatives on the Company’s Board. The Company has also entered into an Amended and Restated Registration Rights Agreement with Tontine under which it has agreed to register shares of its common stock held by Tontine.

The obligations of Tontine to fulfill the standby commitments under the Standby Agreement and purchase the additional shares of common stock are subject to the following conditions:

•              customary closing conditions, including (i) that the Company’s representations and warranties in the Standby Agreement are true and correct in all material respects as of the date of signing the Standby Agreement and as of the closing date; (ii) subsequent to the execution and delivery of the Standby Agreement and prior to the closing date, there shall not have been any material adverse effect on the Company’s financial condition, earnings, financial position, operations, assets, results of operation, business or prospects, or any event or circumstance that is reasonably likely to result in a material adverse effect on the Company’s financial condition, earnings, financial position, operations, assets, results of operation, business or prospects and no event shall have occurred or circumstance shall exist which would reasonably likely result in a material adverse effect (“Material Adverse Effect”); (iii) that no market adverse effect (including (A) the suspension by the SEC or the Nasdaq Stock Market of trading in the Company’s common stock, the suspension or limitation of trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange or the establishment of minimum prices on any of these markets, (B) the declaration of a banking moratorium by the U.S. federal or New York State authorities, or (C) any material new outbreak or material escalation of hostilities or any declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets) has occurred and is continuing (“Market Adverse Effect”);

•              as of the closing date, the Company shall not have amended its Bylaws to opt back in to the provisions of the Indiana Business Corporation Law (the “IBCL”) pertaining to the acquisition of a controlling interest. Under Sections 23-1-42-1 to 23-1-42-11 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of disinterested shareholders of the issuing corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. The Company may, however, amend its Bylaws to opt back into the provisions of Chapter 42 of the IBCL once the purchase and issuance of the common stock is complete;

•              the Company’s Board shall have adopted resolutions approving and exempting the transactions contemplated in the Standby Agreement from the restrictions in Section 18 and Section 19 of Chapter 43 of the IBCL which, in general, prohibit an Indiana corporation from engaging in a “business combination” (defined as a variety of transactions) with an “interested shareholder” (defined generally as a person that is the beneficial owner of 10% or more of a corporation's outstanding voting stock) for a period of five years following the date that such person became an interested shareholder;

•              the Company shall have amended its Rights Agreement, dated March 21, 2006, between the Company and National City Bank to permit the acquisition of any shares of its common stock acquired by Tontine pursuant to the rights offering and the Standby Agreement, and such amendment shall continue to be in full force and effect as of the closing date;

•              the number of authorized shares of common stock in the Company’s Articles of Incorporation shall be increased from 12,000,000 to 20,000,000;

•              there shall be no judgment or other legal restraint that prohibits or renders unachievable the completion of the rights offering or the transactions contemplated by the Standby Agreement;

•              the SEC shall have declared the registration statement for the rights offering effective, the Company shall have complied with any request of the SEC to include additional information in the registration statement, no stop order suspending the effectiveness of the registration statement shall have been issued, and the SEC shall not have initiated a proceeding seeking such an order;

•              the Company shall have obtained the approval by its shareholders of the transactions contemplated by the Standby Agreement; and

•              the shares of common stock to be issued shall have been authorized for listing on the Nasdaq Stock Market.

The Company’s obligation to fulfill the terms and obligations of the Standby Agreement are subject to the representations and warranties made by Tontine being true and correct in all material respects as of the date of the signing of the agreement and at and as of the closing date.

The Standby Agreement contains covenants that are customary for a transaction of this type. The Company has agreed, except as otherwise contemplated by the Standby Agreement, to (i) file a proxy statement and a registration statement for the rights offering, and to use its reasonable best efforts to have the SEC declare the rights offering registration statement effective; (ii) operate its business in the ordinary course, consistent with past practice; (iii) not issue any shares of its capital stock, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for the Company’s capital stock, or other agreements or rights to purchase or otherwise acquire its capital, except for (A) shares of common stock issuable upon exercise of stock options existing on the date hereof or pursuant to the Management Share Purchase, and (B) in excess of an additional 50,000 shares of Common Stock in connection with a stock bonus program established by the Company for the benefit for certain Company employees in connection with integration activities relating to the Company’s acquisition of Adorn Holdings, Inc.; (iv) not authorize any stock split, stock dividend, stock combination, or other similar transaction affecting the number of issued and outstanding shares of its common stock; (v) not declare or pay any dividends or repurchase any shares of its common stock; and (vi) not incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

Tontine may terminate its rights and obligations under the Standby Agreement at any time prior to closing if there is a Material Adverse Effect or Market Adverse Effect that is not cured within 15 days after the occurrence thereof. If either the Company or Tontine materially breach the Standby Agreement, the non-breaching party may terminate its rights and obligations under the Standby Agreement if the breaching party does not cure the breach within 15 days after receiving written notice. In addition, either party may terminate its rights and obligations under the Standby Agreement, if the closing of the rights offering has not occurred on or prior to March 31, 2008, for any reason other than a material breach by the terminating party or a failure to meet a closing condition as defined in the Standby Agreement.

The foregoing description of the Standby Agreement is qualified in its entirety by reference to the Standby Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

This current report on Form 8-K is not an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities, whether under the terms of the Rights Offering, the Standby Agreement, or otherwise. Offers and sales of common stock issuable in the Rights Offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. Offers and sales of shares of common stock pursuant to the Standby Agreement will only be made in a private placement transaction exempt from the registration requirements of the Securities Act and applicable state securities laws on the terms and subject to the conditions of the Standby Agreement.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
Exhibit 10.1	Standby Agreement
Exhibit 99.1	September 18, 2007 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.

(Registrant)

DATE September 18, 2007	BY	/s/ Andy L. Nemeth

Andy L. Nemeth
Executive Vice President – Finance
Secretary-Treasurer, and Chief Financial Officer